UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 3, 2017

MetaStat, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52735	20-8753132
(Commission File Number)	(IRS Employer Identification No.)

27 Drydock Avenue, 2nd Floor
Boston, Massachusetts 02210
(Address of principal executive offices and zip code)

(617) 531-6500
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 3, 2017, in connection with a restructuring of the board of directors of MetaStat, Inc. (the “Company”), each of Dr. Oscar Bronsther, Richard Berman and H. Philip Goodeve resigned from the board of directors effective immediately. The resignations of Messrs. Bronsther, Berman and Goodeve were not due to any disagreements on any matter relating to the Company’s operations, policies or practices.

Additionally, Jerome B. Zeldis, M.D., Ph.D. was promoted from Vice Chairman to Chairman of the board of directors, and Douglas A. Hamilton, the Company’s President and Chief Executive Officer, was appointed to the board of directors. The Company will undertake a formal search to appoint new qualified independent directors to its board of directors and board committees as soon as practical.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METASTAT, INC.

By:	/s/ Douglas A. Hamilton Name Douglas A. Hamilton Title: President and CEO

Dated: May 8, 2017